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                                                                       Exhibit 5

                    [HOST MARRIOTT CORPORATION LETTERHEAD]


                                            March 25, 1996


Host Marriott Corporation
10400 Fernwood Road
Bethesda, Maryland 20817

                   Re:  Registration Statement No. 333-00147:
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                        Up to 28,750,000 Shares of Common Stock,
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                        par value $1.00 per share
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Ladies and Gentlemen:

          In connection with the registration of up to 28,750,000 shares of common stock, $1.00 par value per share (the "Shares"), by Host Marriott Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), on Form S-1 filed with the Securities Exchange Commission (the "Commission") on January 11, 1996 (File No. 333-00147), as amended (collectively, the "Registration Statement"), you have requested my opinion with respect to the matters set forth below.

          In my capacity as Deputy General Counsel of Host Marriott Corporation in connection with such registration, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with authorization and issuance of the Shares. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic documents submitted to us as copies.

          Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

          Subject to the foregoing and the other matters set forth herein, it is my opinion that the Shares have been duly authorized, and upon issuance, delivery and payment therefore in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

          I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters."

                                             Very Truly Yours,

                                             /s/ Christopher G. Townsend